Exhibit 2.2

                                                               EXECUTION VERSION



                                AMENDMENT TO THE
                           PURCHASE AND SALE AGREEMENT


      This Agreement, dated as of July 15, 1999 (the "Amendment"), is by and between THERMO VISION CORPORATION, a Delaware corporation ("Vision"), and CORNING OCA CORPORATION, a Delaware corporation ("COCA").


                                   WITNESSETH

      WHEREAS, Vision and COCA are parties to a Purchase and Sale Agreement, dated as of May 12, 1999 (the "Purchase and Sale Agreement"); and

      WHEREAS, Vision and COCA desire to amend the Purchase and Sale Agreement as provided in this Amendment.

      NOW THEREFORE, in consideration of the premises and mutual promises contained in this Agreement and intending to be legally bound hereby, the parties hereto agree as follows:


1. The definition of "Assets" as provided in Section 1.1 of the Purchase and Sale Agreement is hereby amended as follows:

      a. to delete from such definition the asset designated "CMM 111 Locke Drive"; and
      b. to add to such  definition  all of the  assets  listed on  Exhibit  1.1 hereto.


2. Schedules 9.2(a) and 9.2(b) to the Purchase and Sale Agreement are hereby amended and restated in their entirety as set forth in Schedules 9.2(a) and 9.2(b) hereto.

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3.    Except to the limited extent  modified or  supplemented by this Amendment, the provisions of the Purchase and Sale Agreement shall continue in full force and effect as provided therein.

      IN WITNESS WHEREOF, each party has caused this Agreement to be executed on its behalf by an officer thereunto duly authorized, all as of the day and year first above written.

THERMO VISION CORPORATION                    CORNING OCA CORPORATION

By:  /s/ Roger Herd                          By:  /s/ James R. Cooke
     ----------------------                       -----------------------------
Name:    Roger Herd                          Name:    James R. Cooke
Title:   Presider                            Title:   Vice President




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